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                                                                    Exhibit 99.1

CONTACT:

AL PALOMBO                                         JESSICA HOFFMAN
CAMERON ASSOCIATES                                 KNOVA SOFTWARE
INVESTOR RELATIONS                                 CORPORATE COMMUNICATIONS
(212) 245-8800 EXT. 209                            (925) 296-6161
AL@CAMERONASSOC.COM                                JESSICA.HOFFMAN@KNOVA.COM

               KNOVA SOFTWARE REPORTS SECOND QUARTER 2005 RESULTS

CUPERTINO, Calif., August 3, 2005 - Knova Software (OTCBB: KNVS), a leading provider of service resolution management (SRM) applications, today announced the financial results for the second quarter ended June 30, 2005.

For comparison purposes, the results of operations include the consolidated results of ServiceWare and Kanisa as of our February 8, 2005 merger. The results of Kanisa are not included in the comparison to 2004 operating results.

Revenue for the second quarter was $7.3 million as compared to revenue of $3.9 million for the second quarter of 2004. Net income for the quarter was approximately $64,000 or $0.01 per share compared to a net income of approximately $163,000 or $0.03 per share for the second quarter of 2004.

Revenue for the six months ending June 30, 2005 was $11.0 million as compared to $5.7 million for the same period last year. Year to date net loss was $3.4 million or ($0.43) per share as compared to a loss of $2.5 million or ($0.50) per share for the same period last year. The company's cash, cash equivalents, and marketable securities balance was $8.3 million at June 30, 2005.

Commenting on the financial results, Bruce Armstrong, CEO of Knova Software, stated, "The second quarter represented the first full quarter of combined operations since the merger of ServiceWare and Kanisa in February of this year. Our second quarter results validate our strategy of combining our organizations to create critical mass and competitive differentiation. Our combined sales force is well trained and customer-focused, and we believe our products provide a highly differentiated business value. In addition, we have made significant progress on the integration of our products and technology, while keeping a sharp focus on the satisfaction of our combined, growing customer base."

Highlights of the Knova's second quarter include continued sales momentum, new product innovations and significant industry recognition:

o Nine new customers with continued momentum in our target markets including telecommunications and high technology industries


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o    Introduction of version 6.5 of Knova's Service Resolution Management suite, including enhancements to search, content management and internalization

o Highest ranking for self-service and search in Patricia Seybold Group report

o    Highest score for technology in Allen Bonde Group report on self-service

o Multiple awards including the CRM Excellence award from Customer Interaction Solutions and Product of the Year award from Communication Solutions


Armstrong concluded, "This quarter we announced that Tom Muise has joined the Company as Chief Financial Officer. Tom's deep software industry expertise and financial discipline has already proven valuable at Knova. With the addition of Tom to our executive team and the continued integration of our two companies, we are well positioned to continue our growth, deliver shareholder value and solidify our leadership position in the service resolution management market."

CONFERENCE CALL INFORMATION:

Knova will present its second quarter 2005 earnings in a teleconference today at 5:00 p.m. Eastern (2:00 p.m. Pacific). Domestic callers can join the teleconference by dialing (866) 543-6407, providing the company name, "Knova" and the following conference ID pass code: 95602066. International callers can access the broadcast by dialing (617) 213-8898, providing the company name and same pass code. The teleconference also can be accessed online by clicking on the Investor Relations area of Knova's Web site, http://www.knova.com/ir Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

If you are unable to participate, an audio digital replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on Aug. 10, 2005 by dialing (888) 286-8010 (domestic) or (617) 801-6888
(international) using confirmation pass code 18880468. Knova also will provide a replay of the conference call on the company's Investor Relations Web site.

ABOUT KNOVA SOFTWARE

Knova Software is a leading provider of service resolution management applications that reduce service costs, increase revenues and improve customer satisfaction. Built on a next-generation search and knowledge management platform, Knova's suite of knowledge-empowered customer service applications automate the resolution process across multiple channels including contact centers, help desks, email and self-service sites. Industry leaders including Mattel, Microsoft, AOL, H&R Block, Novell, Merrill Lynch, McAfee, Reuters and Cingular rely on Knova's award-winning solutions to deliver world-class customer service. Knova Software is headquartered in Cupertino, Calif. For more information, visit www.knova.com.

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Knova Software, Knova, Knova Contact Center, Knova Self-Service, Knova Forums,
Knova Field Service, Knova Knowledge Desk, Knova 6 and Knova 6.5 are trademarks of Knova Software, Inc. All other trademarks are properties of their respective owners.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts, including those statements that refer to Knova Software's plans, prospects, expectations, strategies, intentions, hopes and beliefs and the expected benefits of the use of Knova's products are forward-looking statements. These forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties detailed from time to time in the company's Securities and Exchange Commission filings. Any forward-looking statements are based on information available to the company today and the company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

                           FINANCIAL TABLES TO FOLLOW

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                              KNOVA SOFTWARE, INC.
                           CONSOLIDATED BALANCE SHEETS
                 Amounts in thousands, except per share amounts

                                                                       JUNE 30,         DECEMBER 31,
                                                                         2005               2004
                                                                       --------         ------------
                                                                      (Unaudited)
Assets
Current assets
   Cash and cash equivalents                                           $  1,996           $  1,672
   Marketable securities                                                  6,350              9,266
Accounts receivable, less allowance for doubtful accounts                 7,678              2,529
   Prepaid expenses and other current assets                                437                513
                                                                       --------           --------
            Total current assets                                         16,461             13,980
Non current assets
   Property and equipment
      Office furniture, equipment, and leasehold improvements             1,515              1,511
      Computer equipment                                                  4,957              4,830
                                                                       --------           --------
            Total property and equipment                                  6,472              6,341
      Less accumulated depreciation                                      (6,100)            (5,890)
                                                                       --------           --------
   Property and equipment, net                                              372                451
Intangible assets                                                         5,028               --
Goodwill                                                                 14,485              2,324
Other non current assets                                                     61                198
                                                                       --------           --------
            Total non current assets                                     19,946              2,973
                                                                       --------           --------
            Total assets                                               $ 36,407           $ 16,953
                                                                       ========           ========
Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable                                                       2,128              1,693
   Accrued compensation and benefits                                      1,192                407
   Deferred revenue - licenses                                              382                379
   Deferred revenue - services                                            4,482              2,720
   Accrued restructuring charges                                            505               --
   Current portion of capital lease obligations                              47                 34
   Other current liabilities                                              1,126                572
                                                                       --------           --------
            Total current liabilities                                     9,862              5,805
Non current deferred revenue                                                226                323
Capital lease obligations                                                    80                 61
                                                                       --------           --------
Total liabilities                                                        10,168              6,189

Total stockholders' equity                                               26,239             10,764
                                                                       --------           --------
Total liabilities and stockholders' equity                             $ 36,407           $ 16,953
                                                                       ========           ========


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                              KNOVA SOFTWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 Amounts in thousands, except per share amounts
                                   (Unaudited)

                                                             THREE MONTHS ENDED JUNE 30,            SIX MONTHS ENDED JUNE 30,
                                                               2005               2004               2005               2004
                                                             --------           --------           --------           --------
Revenues
   Licenses                                                  $  2,824           $  2,309           $  4,201           $  2,540
   Services                                                     4,518              1,578              6,840              3,184
                                                             --------           --------           --------           --------
      Total revenues                                            7,342              3,887             11,041              5,724
Cost of revenues
   Cost of licenses                                               257                 80                420                144
   Cost of services                                             2,220                927              3,848              1,699
                                                             --------           --------           --------           --------
      Total cost of revenues                                    2,477              1,007              4,268              1,843
                                                             --------           --------           --------           --------
Gross margin                                                    4,865              2,880              6,773              3,881
Operating expenses
   Sales and marketing                                          2,042              1,539              3,705              2,541
   Research and development                                     1,317                633              2,840              1,228
   General and administrative                                   1,420                557              2,399              1,409
   Intangible assets amortization                                  70               --                  117               --
   Restructuring charges                                         --                 --                1,355               --
                                                             --------           --------           --------           --------
      Total operating expenses                                  4,849              2,729             10,416              5,178
                                                             --------           --------           --------           --------
Income (loss) from operations                                      16                151             (3,643)            (1,297)
Other income (expense)
   Interest expense                                                (2)                (4)                (3)            (1,275)
   Other (net)                                                     50                 16                202                 25
                                                             --------           --------           --------           --------
Other income (expense), net                                        48                 12                199             (1,250)
                                                             --------           --------           --------           --------
Net income (loss)                                            $     64           $    163           ($ 3,444)          ($ 2,547)
                                                             ========           ========           ========           ========

Net income (loss)  per common share, basic:                  $   0.01           $   0.03           ($  0.43)          ($  0.50)
Net income (loss)  per common share, diluted:                $   0.01           $   0.03           ($  0.43)          ($  0.50)

Shares used in computing per share amounts, basic               8,723              5,217              7,953              5,061
                                                             ========           ========           ========           ========
Shares used in computing per share amounts, diluted             8,776              5,419              7,953              5,061
                                                             ========           ========           ========           ========